As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NOVAMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4116193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

980 North Michigan Avenue, Suite 1620 Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

NovaMed, Inc. Second Amended and Restated 1999 Stock Purchase Plan

(Full title of the Plan)

Thomas S. Hall

President, Chief Executive Officer and Chairman of the Board

NovaMed, Inc.

980 North Michigan Avenue, Suite 1620

Chicago, Illinois 60611

(Name and address of agent for service)

(312) 664-4100

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value	200,000	$3.63	$726,000	$28.53

(1)     The Registrant previously registered shares of Common Stock to be offered or issued pursuant to the Registrant’s 1999 Amended and Restated Stock Purchase Plan on Form S-8 (File No. 333-87647). This registration statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the NovaMed, Inc. Second Amended and Restated 1999 Stock Purchase Plan.  In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, which may be issued pursuant to the NovaMed, Inc. Second Amended and Restated 1999 Stock Purchase Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)     Includes associated preferred stock purchase rights (the “Rights”) to purchase 1/1000 of a share of Series E Junior Participating Preferred Stock, par value $0.01 per share, of NovaMed, Inc. Rights initially attach to and trade with the shares of common stock being registered hereby. The value attributable to the Rights, if any, is reflected in the market price of the common stock.

(3)     Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the NASDAQ Global Select Market on October 31, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by this Part I are not required to be filed as part of this Registration Statement on Form S-8 pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the introductory note to Part I of Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 in Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2008;

(c)           The Registrant’s Current Reports on Form 8-K filed on January 10 and May 23, 2008; and

(d)           The description of the Registrant’s common stock and the preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-26625) filed with the Commission on July 8, 1999, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments thereto and reports filed for the purpose of updating such description, other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not regarded to be incorporated herein by reference.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

The legality of the shares of the Registrant’s common stock covered by this Registration Statement will be passed on for the Registrant by DLA Piper LLP (US). Steven V. Napolitano, a partner of DLA Piper LLP (US), is a member of the Registrant’s board of directors and beneficially owns less than 1% of the outstanding shares of the Registrant’s common stock.

Item 6.         Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•      for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•      for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•      for any transaction from which the director derives an improper personal benefit.

In addition, the Registrant’s Certificate of Incorporation provides for the indemnification for each person who is or was a director or officer of the Registrant and each person who serves or served at the request of the Registrant as a director, officer or partner of another enterprise to the fullest extent authorized by the Delaware General Corporation Law.

The Registrant has entered into separate indemnification agreements with each of its directors and executive officers, whereby it has agreed, among other things, to indemnify them to the fullest extent permitted by the Delaware General Corporation Law, subject to specified limitations, against certain liabilities actually incurred by them in any proceeding in which they are a party that may arise by reason of their status as directors, officers, employees or agents of the Registrant or may arise by reason of their serving as such at the Registrant’s request for another entity and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. There is no pending litigation or proceeding involving any of the Registrant’s directors, officers, employees or other agents as to which indemnification is being sought nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification.

Item 7.         Exemption From Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 27, 1999 (Registration Statement No. 333-79271))

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 25, 2007)
4.3

Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 6, 1999 (Registration Statement No. 333-79271))

4.4

Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed July 27, 1999 (Registration Statement No. 333-79271))

4.5	NovaMed, Inc. Second Amended and Restated 1999 Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2008)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered
23.1	Consent of BDO Seidman LLP
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of attorney (included on the signature page of this Registration Statement)

Item 9.         Undertakings.

The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 6th day of November, 2008.

NOVAMED, INC.

By:	/s/ THOMAS S. HALL
Thomas S. Hall
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of NovaMed, Inc., do hereby constitute and appoint Thomas S. Hall and Scott T. Macomber or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS S. HALL	President, Chief Executive Officer	November 6, 2008
Thomas S. Hall	(Principal Executive Officer), Chairman of the Board and a Director

/s/ SCOTT T. MACOMBER	Executive Vice President and Chief Financial	November 6, 2008
Scott T. Macomber	Officer (Principal Financial Officer)

/s/ JOHN P. HART	Vice President, Corporate Controller	November 6, 2008
John P. Hart	(Principal Accounting Officer)

/s/ ROBERT J. KELLY	Lead Director	November 6, 2008
Robert J. Kelly

/s/ R. JUDD JESSUP	Director	November 6, 2008
R. Judd Jessup

/s/ SCOTT H. KIRK	Director	November 6, 2008
Scott H. Kirk

/s/ STEVEN V. NAPOLITANO	Director	November 6, 2008
Steven V. Napolitano

/s/ C.A. LANCE PICCOLO	Director	November 6, 2008
C.A. Lance Piccolo

INDEX TO EXHIBITS

Exhibit No.	Description
4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 27, 1999 (Registration Statement No. 333-79271))

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 25, 2007)
4.3

Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 6, 1999 (Registration Statement No. 333-79271))

4.4

Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed July 27, 1999 (Registration Statement No. 333-79271))

4.5	NovaMed, Inc. Second Amended and Restated 1999 Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2008)
5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered
23.1	Consent of BDO Seidman LLP
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Powers of attorney (included on the signature page of this Registration Statement)